EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Altice USA, Inc.:

We consent to the use of our reports dated February 16, 2022, with respect to the consolidated financial statements of Altice USA, Inc. and subsidiaries (the Company) as of December 31, 2021 and 2020, and the related notes (collectively, the consolidated financial statements) and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

New York, New York
June 15, 2022